Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com
FOR RELEASE: Thursday, July 23, 2020
AMERICAN AIRLINES TAKES STRATEGIC ACTION IN SECOND QUARTER TO
PRIORITIZE SAFETY, FLEXIBILITY AND EFFICIENCY IN RESPONSE TO COVID-19
FORT WORTH, Texas –– American Airlines Group Inc. (NASDAQ: AAL) today reported its second-quarter 2020 financial results, including:

•	Second-quarter pretax loss of $2.7 billion. Excluding net special items[1], second-quarter pretax loss of $4.3 billion.

•	Second-quarter net loss of $2.1 billion, or ($4.82) per share. Excluding net special items[1], second-quarter net loss of $3.4 billion, or ($7.82) per share.

•	Boosted available liquidity by a net $3.6 billion in the quarter through offerings of common stock, convertible bonds and secured bonds.

•
Ended second quarter with approximately $10.2 billion of available liquidity. Additionally, signed term sheet with the U.S. Department of the Treasury for $4.75 billion secured loan, which is expected to close in the third quarter, and announced two senior secured note transactions totaling $1.2 billion. The company’s second-quarter pro forma liquidity balance including these transactions would be approximately $16.2 billion.

“This was one of the most challenging quarters in American’s history,” said American Airlines Chairman and CEO Doug Parker. “COVID-19 and the resulting shutdown of the U.S. economy have caused severe disruptions to global demand for air travel. In spite of these challenges, the American Airlines team has done a phenomenal job taking care of our customers and our fellow team members.

“We have moved swiftly to improve our liquidity, conserve cash and ensure customers are safe when they travel,” Parker continued. “There is much uncertainty ahead, but we remain confident we will emerge from this crisis more agile and more efficient than ever before.”
Supporting team members, customers and communities
Caring for team members, customers and the communities it serves remains the top priority for American as it navigates the current environment.
To ensure the safety and well-being of team members and customers, American:

•	Updated its policies to make face coverings mandatory throughout the customer journey and for team members while at work.

•	Instituted temperature checks for team members across the system and began asking customers to certify they are symptom-free before traveling.

•	Created a Travel Health Advisory Panel, comprising internal leaders and outside experts in the field of infectious disease prevention, to advise on health and cleaning matters.

American Airlines Group Reports Second-Quarter 2020 Financial Results
July 23, 2020

•	Started working with the Global Biorisk Advisory Council on GBAC STARTM Accreditation for cleaning and disinfection practices for its aircraft and lounges.

•
Further enhanced its cleaning and disinfection procedures throughout the operation, including the use of an electrostatic spray inside each aircraft every seven days, which kills 99.9999% of viruses and bacteria within 10 minutes.

To provide customers additional flexibility, American:

•	Waived change fees for customers who book new tickets for future travel by July 31, 2020.

•	Extended its change fee waiver for customers who have existing tickets for travel through Sept. 30, 2020.

•	Began notifying customers whose flights may be full, allowing them to move to more open flights when available at no cost.

•	Expanded flexible travel waivers and name changes for corporate customers.

•	Eliminated the reinstatement fee for AAdvantage® award ticket changes made more than 60 days prior to travel.

•	Provided eligible AAdvantage elite members with a credit of up to $400 to use toward an American Airlines Vacations package.
To support the communities it serves, American:

•
Expanded its cargo service to transport critical goods between the United States and Europe, Asia and Latin America. American currently operates more than 310 weekly widebody and cargo-only flights and transported more than 100 million pounds of mail, goods and supplies critical to the global economy in the second quarter.

•	Announced a program to provide up to 1 million Business Extra® points to small businesses and nonprofit organizations in need of travel support.

•	Worked with Deloitte to deliver more than 40,000 medical gowns to first responders at Mount Sinai Hospital in New York.

•	Partnered with Hyatt Hotels Corporation to give free vacations to thousands of employees at NYC Health + Hospitals/Elmhurst Hospital.

•	Donated more than 600,000 pounds of food to food banks, nonprofit organizations, schools and other groups fighting food insecurity.
Conserving cash
American continues to take steps to reduce costs and preserve cash. The airline estimates that it will reduce its 2020 total operating and capital expenditures by more than $15 billion, achieved primarily through cost savings resulting from less flying. In addition, the company implemented the following cost actions:

•
Retired four aircraft types, consisting of 20 Embraer 190s, 34 Boeing 757s, 17 Boeing 767s and nine Airbus A330-300s, along with a number of older regional aircraft. In addition, the company placed its Airbus A330-200s and certain older Boeing 737s into a temporary storage program. In aggregate, these changes remove more than 150 aircraft from the fleet and bring forward the cost savings and efficiencies associated with operating fewer aircraft types.

•
Introduced additional voluntary leave of absence and early-out programs to help right-size its frontline team. American anticipates having over 20,000 more team members on payroll than needed to operate its fall schedule. In total, more than 41,000 team members have opted for an early retirement, a reduced work schedule or a partially paid leave.

•	Consistent with the CARES Act, reduced its management and support staff team, including officers, by approximately 5,100 positions, or 30%.

•
Announced changes to its international schedule for 2021. American expects its summer 2021 long-haul international capacity to be down 25% versus 2019 and also plans to exit 19 international routes from six hubs. These changes will allow the airline to reset its international network for future growth as demand returns.

American Airlines Group Reports Second-Quarter 2020 Financial Results
July 23, 2020

•
Reduced non-aircraft capital expense by $700 million in 2020 and another $300 million in 2021 through reductions in fleet modification work, the elimination of all new ground service equipment purchases, and pausing all noncritical facility investments and IT projects.

Bolstering liquidity
In addition to reducing its operating and capital expenditures, American has taken a number of steps to strengthen its liquidity position. The company:

•
Ended the second quarter with $10.2 billion of available liquidity, including a net $3.6 billion raised in the quarter through offerings of common stock, convertible bonds and secured bonds. The company also raised $360 million through municipal facility bonds, the net proceeds from which are included in its restricted cash and short-term investments.

•
Refinanced the delayed draw term loan credit facility the company entered into in March 2020, which was set to mature in March 2021. By refinancing this loan, American does not have any large non-aircraft debt maturities until its $750 million unsecured bonds mature in June 2022.

•	Signed a term sheet with the U.S. Department of the Treasury for a $4.75 billion secured loan under the CARES Act. The company expects the loan to be finalized in the third quarter.

•
Announced $1.2 billion of committed financing subject to final documentation and other closing conditions in the form of two senior secured note transactions to be collateralized by intellectual property and other assets with Goldman Sachs Merchant Bank. The company expects these notes to be issued in the third quarter.

•
Reduced its daily cash burn rate from nearly $100 million in April to approximately $30 million in June. This improvement was driven by higher than forecast revenue and larger savings resulting from the company’s cost-reduction initiatives. The company’s second-quarter cash burn rate[2] was approximately $55 million per day vs. its previous forecast of $70 million per day.

Demand and capacity outlook
Passenger demand and load factors have improved since bottoming out in April, but continue to be significantly below 2019 levels. While May and June revenue trends were encouraging, demand has weakened somewhat during July as COVID-19 cases have increased and new travel restrictions have been put into place. The company will continue to match its forward capacity with observed bookings trends and presently expects its third quarter system capacity to be down approximately 60% year over year.
Conference call and webcast details
The company will conduct a live audio webcast of its financial results call today at 7:30 a.m. CDT. The call will be available to the public on a listen-only basis at aa.com/investorrelations. An archive of the webcast will be available on the website through Aug. 23.
Notes
See the accompanying notes in the Financial Tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information.

1.
The 2020 second quarter mainline operating special items, net principally included $1.8 billion of Payroll Support Program (PSP) financial assistance, offset in part by $332 million of salary and medical costs associated with certain team members who opted in to voluntary early retirement programs. Second quarter 2020 regional special items, net primarily included $216 million of PSP financial assistance, offset in part by $24 million of fleet impairment charges and $14 million of salary and medical costs associated with certain team members who opted in to voluntary early retirement programs.

American Airlines Group Reports Second-Quarter 2020 Financial Results
July 23, 2020

Second quarter 2020 nonoperating special items, net principally included charges associated with debt refinancings and extinguishments.

2.	The company defines cash burn as the sum of all net cash receipts less all cash disbursements, but excluding the effect of new financings and new aircraft purchases.
About American Airlines Group
American's purpose is to care for people on life’s journey. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company’s stock is included in the S&P 500. Learn more about what’s happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.
Cautionary Statement Regarding Forward-Looking Statements and Information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the Securities Act), the Securities Exchange Act of 1934, as amended (the Exchange Act), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about our plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in our other filings with the Securities and Exchange Commission. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In particular, the consequences of the COVID-19 outbreak to economic conditions and the travel industry in general and the financial position and operating results of the company in particular have been material, are changing rapidly, and cannot be predicted. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Forward looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Group Reports Second-Quarter 2020 Financial Results
July 23, 2020

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended June 30,		Percent Change		6 Months Ended June 30,		Percent Change
	2020	2019			2020	2019
Operating revenues:
Passenger	$1,108	$11,011	(89.9)		$8,788	$20,669	(57.5)
Cargo	130	221	(41.0)		277	439	(36.9)
Other	384	728	(47.2)		1,072	1,436	(25.4)
Total operating revenues	1,622	11,960	(86.4)		10,137	22,544	(55.0)
Operating expenses:
Aircraft fuel and related taxes	217	1,995	(89.1)		1,612	3,722	(56.7)
Salaries, wages and benefits	2,538	3,200	(20.7)		5,679	6,290	(9.7)
Regional expenses:
Fuel	92	487	(81.1)		480	909	(47.2)
Depreciation and amortization	84	83	1.9		168	162	3.7
Other	625	1,316	(52.6)		2,076	2,577	(19.4)
Maintenance, materials and repairs	287	575	(50.1)		915	1,136	(19.4)
Other rent and landing fees	315	535	(41.2)		783	1,039	(24.6)
Aircraft rent	334	334	—		669	661	1.2
Selling expenses	43	401	(89.1)		348	771	(54.8)
Depreciation and amortization	499	489	1.9		1,059	969	9.2
Special items, net	(1,494)	121	nm	(1)	(362)	259	nm
Other	568	1,271	(55.3)		1,744	2,521	(30.8)
Total operating expenses	4,108	10,807	(62.0)		15,171	21,016	(27.8)
Operating income (loss)	(2,486)	1,153	nm		(5,034)	1,528	nm
Nonoperating income (expense):
Interest income	10	35	(72.5)		31	68	(54.7)
Interest expense, net	(254)	(275)	(7.5)		(512)	(546)	(6.2)
Other income (expense), net	71	(31)	nm		(34)	78	nm
Total nonoperating expense, net	(173)	(271)	(36.1)		(515)	(400)	28.6
Income (loss) before income taxes	(2,659)	882	nm		(5,549)	1,128	nm
Income tax provision (benefit)	(592)	220	nm		(1,241)	281	nm
Net income (loss)	$(2,067)	$662	nm		$(4,308)	$847	nm

Earnings (loss) per common share:
Basic	$(4.82)	$1.49			$(10.08)	$1.89
Diluted	$(4.82)	$1.49			$(10.08)	$1.88
Weighted average shares outstanding (in thousands):
Basic	428,807	445,008			427,260	448,479
Diluted	428,807	445,587			427,260	449,508
Note: Percent change may not recalculate due to rounding.

(1)	Not meaningful or greater than 100% change.

American Airlines Group Reports Second-Quarter 2020 Financial Results
July 23, 2020

American Airlines Group Inc.
Consolidated Operating Statistics
(Unaudited)

	3 Months Ended June 30,		Change		6 Months Ended June 30,		Change
	2020	2019			2020	2019
Mainline
Revenue passenger miles (millions)	5,742	55,277	(89.6)%		45,055	103,758	(56.6)%
Available seat miles (ASM) (millions)	13,647	63,195	(78.4)%		66,836	121,518	(45.0)%
Passenger load factor (percent)	42.1	87.5	(45.4	)pts	67.4	85.4	(18.0	)pts
Passenger enplanements (thousands)	5,460	40,007	(86.4)%		35,813	76,553	(53.2)%
Departures (thousands)	81	279	(71.1)%		333	550	(39.4)%
Aircraft at end of period (1)	849	966	(12.1)%		849	966	(12.1)%
Block hours (thousands)	220	877	(74.9)%		979	1,712	(42.8)%
Average stage length (miles)	1,068	1,219	(12.4)%		1,132	1,199	(5.6)%
Fuel consumption (gallons in millions)	198	938	(78.9)%		961	1,791	(46.4)%
Average aircraft fuel price including related taxes (dollars per gallon)	1.10	2.13	(48.4)%		1.68	2.08	(19.3)%
Full-time equivalent employees at end of period	86,000	106,100	(18.9)%		86,000	106,100	(18.9)%

Regional (2)
Revenue passenger miles (millions)	1,489	7,381	(79.8)%		7,347	13,702	(46.4)%
Available seat miles (millions)	3,434	9,127	(62.4)%		12,344	17,478	(29.4)%
Passenger load factor (percent)	43.4	80.9	(37.5	)pts	59.5	78.4	(18.9	)pts
Passenger enplanements (thousands)	2,911	15,457	(81.2)%		14,760	28,845	(48.8)%
Aircraft at end of period (3)	545	613	(11.1)%		545	613	(11.1)%
Fuel consumption (gallons in millions)	77	220	(65.3)%		285	420	(32.1)%
Average aircraft fuel price including related taxes (dollars per gallon)	1.20	2.21	(45.7)%		1.68	2.17	(22.2)%
Full-time equivalent employees at end of period (4)	21,400	27,700	(22.7)%		21,400	27,700	(22.7)%

Total Mainline & Regional
Revenue passenger miles (millions)	7,231	62,658	(88.5)%		52,402	117,460	(55.4)%
Available seat miles (millions)	17,081	72,322	(76.4)%		79,180	138,996	(43.0)%
Passenger load factor (percent)	42.3	86.6	(44.3	)pts	66.2	84.5	(18.3	)pts
Yield (cents)	15.32	17.57	(12.8)%		16.77	17.60	(4.7)%
Passenger revenue per ASM (cents)	6.48	15.22	(57.4)%		11.10	14.87	(25.4)%
Total revenue per ASM (cents)	9.50	16.54	(42.6)%		12.80	16.22	(21.1)%
Cargo ton miles (millions)	176	644	(72.6)%		612	1,269	(51.8)%
Cargo yield per ton mile (cents)	73.98	34.29	nm		45.24	34.57	30.9%

Passenger enplanements (thousands)	8,371	55,464	(84.9)%		50,573	105,398	(52.0)%
Aircraft at end of period (1) (3)	1,394	1,579	(11.7)%		1,394	1,579	(11.7)%
Fuel consumption (gallons in millions)	275	1,158	(76.3)%		1,246	2,211	(43.6)%
Average aircraft fuel price including related taxes (dollars per gallon)	1.13	2.14	(47.5)%		1.68	2.09	(19.8)%
Full-time equivalent employees at end of period	107,400	133,800	(19.7)%		107,400	133,800	(19.7)%

Operating cost per ASM (cents)	24.05	14.94	61.0%		19.16	15.12	26.7%
Operating cost per ASM excluding net special items (cents)	33.84	14.78	nm		19.73	14.93	32.1%
Operating cost per ASM excluding net special items and fuel (cents)	32.04	11.34	nm		17.08	11.60	47.2%

(1)	Excludes 22 mainline aircraft that are in temporary storage as follows: 15 Airbus A330-200 and seven Boeing 737-800 aircraft.

(2)	Regional includes wholly-owned regional airline subsidiaries and operating results from capacity purchase carriers.

(3)
Includes aircraft owned and leased by American as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excludes 20 regional aircraft that are in temporary storage as follows: 13 Embraer 175, four Embraer 145 and three Bombardier CRJ700 aircraft.

(4)	Regional full-time equivalent employees only include our wholly-owned regional airline subsidiaries.
Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Second-Quarter 2020 Financial Results
July 23, 2020

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended June 30,				6 Months Ended June 30,
	2020	2019	Change		2020	2019	Change
Domestic (1)
Revenue passenger miles (millions)	6,804	41,477	(83.6)%		38,661	79,194	(51.2)%
Available seat miles (ASM) (millions)	15,434	47,050	(67.2)%		59,672	92,332	(35.4)%
Passenger load factor (percent)	44.1	88.2	(44.1	)pts	64.8	85.8	(21.0	)pts
Passenger revenue (dollars in millions)	1,027	8,009	(87.2)%		6,806	15,235	(55.3)%
Yield (cents)	15.09	19.31	(21.9)%		17.60	19.24	(8.5)%
Passenger revenue per ASM (cents)	6.65	17.02	(60.9)%		11.41	16.50	(30.9)%

Latin America (2)
Revenue passenger miles (millions)	200	7,829	(97.4)%		7,316	16,179	(54.8)%
Available seat miles (millions)	700	9,157	(92.4)%		9,768	19,364	(49.6)%
Passenger load factor (percent)	28.6	85.5	(56.9	)pts	74.9	83.6	(8.7	)pts
Passenger revenue (dollars in millions)	34	1,241	(97.2)%		1,214	2,612	(53.5)%
Yield (cents)	17.07	15.85	7.7%		16.59	16.14	2.8%
Passenger revenue per ASM (cents)	4.88	13.55	(64.0)%		12.42	13.49	(7.9)%

Atlantic
Revenue passenger miles (millions)	189	9,763	(98.1)%		4,374	14,806	(70.5)%
Available seat miles (millions)	817	11,898	(93.1)%		7,056	18,724	(62.3)%
Passenger load factor (percent)	23.1	82.1	(59.0	)pts	62.0	79.1	(17.1	)pts
Passenger revenue (dollars in millions)	42	1,407	(97.0)%		565	2,080	(72.8)%
Yield (cents)	22.28	14.41	54.6%		12.92	14.05	(8.0)%
Passenger revenue per ASM (cents)	5.16	11.83	(56.4)%		8.01	11.11	(27.9)%

Pacific
Revenue passenger miles (millions)	38	3,589	(98.9)%		2,051	7,281	(71.8)%
Available seat miles (millions)	130	4,217	(96.9)%		2,684	8,576	(68.7)%
Passenger load factor (percent)	29.0	85.1	(56.1	)pts	76.4	84.9	(8.5	)pts
Passenger revenue (dollars in millions)	5	354	(98.7)%		203	742	(72.6)%
Yield (cents)	12.61	9.86	27.9%		9.89	10.18	(2.9)%
Passenger revenue per ASM (cents)	3.65	8.39	(56.5)%		7.56	8.65	(12.5)%

Total International
Revenue passenger miles (millions)	427	21,181	(98.0)%		13,741	38,266	(64.1)%
Available seat miles (millions)	1,647	25,272	(93.5)%		19,508	46,664	(58.2)%
Passenger load factor (percent)	25.9	83.8	(57.9	)pts	70.4	82.0	(11.6	)pts
Passenger revenue (dollars in millions)	81	3,002	(97.3)%		1,982	5,434	(63.5)%
Yield (cents)	18.98	14.17	34.0%		14.42	14.20	1.6%
Passenger revenue per ASM (cents)	4.92	11.88	(58.6)%		10.16	11.64	(12.8)%

(1)	Domestic results include Canada, Puerto Rico and U.S. Virgin Islands.

(2)	Latin America results include the Caribbean.
Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Second-Quarter 2020 Financial Results
July 23, 2020

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:

•	Pre-Tax Income (Loss) (GAAP measure) to Pre-Tax Income (Loss) Excluding Net Special Items (non-GAAP measure)

•	Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)

•	Net Income (Loss) (GAAP measure) to Net Income (Loss) Excluding Net Special Items (non-GAAP measure)

•	Basic and Diluted Earnings (Loss) Per Share (GAAP measure) to Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items (non-GAAP measure)

•	Operating Income (Loss) (GAAP measure) to Operating Income (Loss) Excluding Net Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure). Management uses total operating costs excluding net special items and aircraft fuel to evaluate the company's current operating performance and for period-to-period comparisons. The price of fuel, over which the company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude aircraft fuel and net special items allows management an additional tool to understand and analyze the company’s non-fuel costs and core operating performance.

Reconciliation of Pre-Tax Income (Loss) Excluding Net Special Items	3 Months Ended June 30,		Percent Change	6 Months Ended June 30,		Percent Change
	2020	2019		2020	2019
	(in millions, except per share amounts)			(in millions, except per share amounts)
Pre-tax income (loss) as reported	$(2,659)	$882		$(5,549)	$1,128
Pre-tax net special items:
Mainline operating special items, net (1)	(1,494)	121		(362)	259
Regional operating special items, net (2)	(178)	—		(85)	—
Nonoperating special items, net (3)	11	69		228	(1)
Total pre-tax net special items	(1,661)	190		(219)	258
Pre-tax income (loss) excluding net special items	$(4,320)	$1,072	nm	$(5,768)	$1,386	nm

Calculation of Pre-Tax Margin
Pre-tax income (loss) as reported	$(2,659)	$882		$(5,549)	$1,128
Total operating revenues as reported	$1,622	$11,960		$10,137	$22,544
Pre-tax margin	-163.9%	7.4%		-54.7%	5.0%

Calculation of Pre-Tax Margin Excluding Net Special Items
Pre-tax income (loss) excluding net special items	$(4,320)	$1,072		$(5,768)	$1,386
Total operating revenues as reported	$1,622	$11,960		$10,137	$22,544
Pre-tax margin excluding net special items	-266.3%	9.0%		-56.9%	6.1%

Reconciliation of Net Income (Loss) Excluding Net Special Items
Net income (loss) as reported	$(2,067)	$662		$(4,308)	$847
Net special items:
Total pre-tax net special items (1), (2), (3)	(1,661)	190		(219)	258
Net tax effect of net special items	374	(42)		44	(58)
Net income (loss) excluding net special items	$(3,354)	$810	nm	$(4,483)	$1,047	nm

Reconciliation of Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items
Net income (loss) excluding net special items	$(3,354)	$810		$(4,483)	$1,047
Shares used for computation (in thousands):
Basic	428,807	445,008		427,260	448,479
Diluted	428,807	445,587		427,260	449,508
Earnings (loss) per share excluding net special items:
Basic	$(7.82)	$1.82		$(10.49)	$2.33
Diluted	$(7.82)	$1.82		$(10.49)	$2.33

American Airlines Group Reports Second-Quarter 2020 Financial Results
July 23, 2020

Reconciliation of Operating Income (Loss) Excluding Net Special Items	3 Months Ended June 30,		6 Months Ended June 30,
	2020	2019	2020	2019
	(in millions)		(in millions)
Operating income (loss) as reported	$(2,486)	$1,153	$(5,034)	$1,528
Operating net special items:
Mainline operating special items, net (1)	(1,494)	121	(362)	259
Regional operating special items, net (2)	(178)	—	(85)	—
Operating income (loss) excluding net special items	$(4,158)	$1,274	$(5,481)	$1,787

Reconciliation of Total Operating Cost per ASM Excluding Net Special Items and Fuel
Total operating expenses as reported	$4,108	$10,807	$15,171	$21,016
Operating net special items:
Mainline operating special items, net (1)	1,494	(121)	362	(259)
Regional operating special items, net (2)	178	—	85	—
Total operating expenses, excluding net special items	5,780	10,686	15,618	20,757
Fuel:
Aircraft fuel and related taxes - mainline	(217)	(1,995)	(1,612)	(3,722)
Aircraft fuel and related taxes - regional	(92)	(487)	(480)	(909)
Total operating expenses, excluding net special items and fuel	$5,471	$8,204	$13,526	$16,126
	(in cents)		(in cents)
Total operating expenses per ASM as reported	24.05	14.94	19.16	15.12
Operating net special items per ASM:
Mainline operating special items, net (1)	8.75	(0.17)	0.46	(0.19)
Regional operating special items, net (2)	1.04	—	0.11	—
Total operating expenses per ASM, excluding net special items	33.84	14.78	19.73	14.93
Fuel per ASM:
Aircraft fuel and related taxes - mainline	(1.27)	(2.76)	(2.04)	(2.68)
Aircraft fuel and related taxes - regional	(0.54)	(0.67)	(0.61)	(0.65)
Total operating expenses per ASM, excluding net special items and fuel	32.04	11.34	17.08	11.60
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:

(1)
The 2020 second quarter mainline operating special items, net principally included $1.8 billion of Payroll Support Program (PSP) financial assistance, offset in part by $332 million of salary and medical costs associated with certain team members who opted in to voluntary early retirement programs. The 2020 six month period mainline operating special items, net principally included $1.8 billion of PSP financial assistance, offset in part by $743 million of fleet impairment charges, $537 million of salary and medical costs associated with certain team members who opted in to voluntary early retirement programs and $228 million of one-time labor contract expenses resulting from the ratification of a new contract with the company's maintenance and fleet service team members, including signing bonuses and adjustments to vacation accruals resulting from pay rate increases.

The fleet impairment charges included a $675 million non-cash write-down of mainline aircraft and spare parts and $68 million in write-offs of right-of-use assets and lease return costs resulting from the company’s decision to retire certain aircraft earlier than planned driven by the decline in air travel due to COVID-19. Aircraft retired include Boeing 757, Boeing 767, Airbus A330-300 and Embraer 190 aircraft.
The 2019 second quarter mainline operating special items principally included $77 million of fleet restructuring expenses and $39 million of merger integration expenses. The 2019 six month period mainline operating special items principally included $160 million of fleet restructuring expenses and $76 million of merger integration expenses.

(2)
The 2020 second quarter regional operating special items, net primarily included $216 million of PSP financial assistance, offset in part by $24 million of fleet impairment charges and $14 million of salary and medical costs associated with certain team members who opted in to voluntary early retirement programs. The 2020 six month period regional operating special items, net included $216 million of PSP financial assistance, offset in part by $117 million of fleet impairment charges and $14 million of salary and medical costs associated with certain team members who opted in to voluntary early retirement programs.

The fleet impairment charges principally included a non-cash write-down of regional aircraft and spare parts resulting from the company’s decision to retire certain aircraft earlier than planned driven by the decline in air travel due to COVID-19. Aircraft retired include certain Embraer 140 and Bombardier CRJ200 aircraft.

(3)
Principally included mark-to-market net unrealized gains and losses associated with certain equity investments and treasury rate lock derivative instruments as well as charges associated with debt refinancings and extinguishments.

American Airlines Group Reports Second-Quarter 2020 Financial Results
July 23, 2020

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash	$462	$280
Short-term investments	9,351	3,546
Restricted cash and short-term investments	539	158
Accounts receivable, net	879	1,750
Aircraft fuel, spare parts and supplies, net	1,653	1,851
Prepaid expenses and other	905	621
Total current assets	13,789	8,206

Operating property and equipment
Flight equipment	38,672	42,537
Ground property and equipment	9,386	9,443
Equipment purchase deposits	1,786	1,674
Total property and equipment, at cost	49,844	53,654
Less accumulated depreciation and amortization	(16,493)	(18,659)
Total property and equipment, net	33,351	34,995

Operating lease right-of-use assets	8,323	8,737

Other assets
Goodwill	4,091	4,091
Intangibles, net	2,049	2,084
Deferred tax asset	1,725	645
Other assets	1,216	1,237
Total other assets	9,081	8,057
Total assets	$64,544	$59,995

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$2,575	$2,861
Accounts payable	1,175	2,062
Accrued salaries and wages	1,518	1,541
Air traffic liability	5,119	4,808
Loyalty program liability	2,354	3,193
Operating lease liabilities	1,804	1,708
Other accrued liabilities	3,455	2,138
Total current liabilities	18,000	18,311

Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	28,698	21,454
Pension and postretirement benefits	6,019	6,052
Loyalty program liability	6,608	5,422
Operating lease liabilities	6,972	7,421
Other liabilities	1,416	1,453
Total noncurrent liabilities	49,713	41,802

Stockholders' equity (deficit)
Common stock	5	4
Additional paid-in capital	5,377	3,945
Accumulated other comprehensive loss	(6,463)	(6,331)
Retained earnings (deficit)	(2,088)	2,264
Total stockholders' deficit	(3,169)	(118)
Total liabilities and stockholders’ equity (deficit)	$64,544	$59,995

American Airlines Group Reports Second-Quarter 2020 Financial Results
July 23, 2020

American Airlines Group Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	6 Months Ended June 30,
	2020	2019
Net cash provided by (used in) operating activities	$(1,076)	$2,387
Cash flows from investing activities:
Capital expenditures and aircraft purchase deposits	(1,233)	(2,323)
Proceeds from sale-leaseback transactions	376	518
Proceeds from sale of property and equipment	148	19
Purchases of short-term investments	(7,936)	(2,201)
Sales of short-term investments	2,131	1,611
Increase in restricted short-term investments	(386)	(2)
Other investing activities	(61)	(35)
Net cash used in investing activities	(6,961)	(2,413)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	9,464	2,589
Payments on long-term debt and finance leases	(2,477)	(1,781)
Proceeds from issuance of equity	1,527	—
Deferred financing costs	(84)	(23)
Treasury stock repurchases	(173)	(625)
Dividend payments	(43)	(90)
Net cash provided by financing activities	8,214	70
Net increase in cash and restricted cash	177	44
Cash and restricted cash at beginning of period	290	286
Cash and restricted cash at end of period (1)	$467	$330

(1)	The following table provides a reconciliation of cash and restricted cash to amounts reported within the condensed consolidated balance sheets:

Cash	$462	$319
Restricted cash included in restricted cash and short-term investments	5	11
Total cash and restricted cash	$467	$330